UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - January 25, 2008

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 25, 2008, we notified Freed Maxick & Battaglia, CPAs, PC, the independent accountants engaged as the principal accountants to audit the financial statements of the Company, that they would be dismissed subsequent to the completion of our fiscal year 2006 audit.

Also on January 25, 2008, we engaged Rotenberg & Co., LLC, as our independent certified public accountants. The decision to change accountants was recommended and approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

The audit report of Freed Maxick & Battaglia, CPAs, PC on our financial statements for the period ending December 31, 2003; the fiscal years ending December 31, 2004 and 2005; and the cumulative period from inception through December 31, 2005, the only periods for which Freed Maxick & Battaglia, CPAs, PC has issued audit reports, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the following:

•
The reports, dated April 17, 2006 and October 1, 2007, were modified to include an explanatory paragraph wherein Freed Maxick & Battaglia, CPAs, PC expressed substantial doubt about the Company’s ability to continue as a going concern; and

•
The report, dated October 1, 2007, was modified to add an explanatory paragraph noting the restatements of the previously issued financial statements for the periods ended December 31, 2003, 2004 and 2005.

Freed Maxick & Battaglia, CPAs, PC was not required or engaged to audit our internal control over financial reporting. However, in connection with their audits of the financial statements, in letters dated April 17, 2006 and October 1, 2007, they communicated the following deficiencies in our internal control that they considered to be material weaknesses, each of which has been discussed with the Audit Committee:

•
Inadequate controls were in place to ensure the Company gained an adequate understanding of the terms of all relevant transactions and properly applied United Stated Generally Accepted Accounting Principles (“GAAP”) when recording these transactions and preparing its financial statements and related disclosures. Specifically, this matter relates to controls over the accounting for complex and non-routine transactions, including accounting for equity based transactions, uncollectible accounts, in-process research and development expense, convertible instruments and foreign currency reporting; and

•	The Company did not design or maintain effective controls over segregation of duties related to key accounting functions and safeguarding of its assets.

We have authorized Freed Maxick & Battaglia, CPAs, PC to respond fully to the inquiries of Rotenberg & Co., LLC concerning the subject matter of these significant deficiencies and material weaknesses. During the past two fiscal years, there were no disagreements with Freed Maxick & Battaglia, CPAs, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and other than the material weaknesses noted above, there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.

The Company has provided a copy of this disclosure to Freed Maxick & Battaglia, CPAs, PC and has requested that they furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by us, and, if not, stating the respects in which they do not agree. Attached as Exhibit 16.1 is a copy of Freed Maxick & Battaglia, CPAs, PC’s letter dated January 31, 2008.

During the two most recent fiscal years prior to their engagement, or any subsequent interim period prior to engaging Rotenberg & Co., LLC, neither the Company nor anyone acting on the Company’s behalf consulted with Rotenberg & Co., LLC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on the Company’s financial statements where either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with the Company’s former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
16.1	Letter from Freed Maxick & Battaglia, CPAs, PC, dated January 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 31, 2008

Axion Power International, Inc.

By: /s/ Thomas Granville
Thomas Granville
Chief Executive Officer